FUND OF FUNDS INVESTMENT AGREEMENT

This Fund of Funds Investment Agreement (this “Agreement”), dated as of January 19, 2022 (the “Effective Date”), is made between Northern Lights Fund Trust and Northern Lights Variable Trust (referred to as the “Trust”), on behalf of their series listed on Schedule A, severally and not jointly (each, the “Acquiring Fund”), and SPDR S&P 500 ETF Trust and SPDR Dow Jones Industrial Average ETF Trust, severally and not jointly (each, the “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, each Acquired Fund is a unit investment trust that is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, each Acquiring Fund is registered with the SEC as an investment company under the 1940 Act;

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies and Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Fund, to invest in shares of other registered investment companies, such as the Acquired Fund, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, the Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Acquiring Fund and the Acquired Fund desire to set forth the following terms pursuant to which the Acquiring Fund may invest in the Acquired Fund in reliance on the Rule.

1.      Terms of Investment

(a) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in the Acquired Fund, the Acquired Fund shall provide the Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. Such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund.

(b) The agreement contained in paragraph 1(a) applies only with respect to an investment by the Acquiring Fund in the Acquired Fund that exceeds the limits in Section 12(d)(1)(A)(i) of the 1940 Act.

2.      Covenants of the Acquired Fund

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In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if the Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	Covenants of the Acquiring Fund.

(a) In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if the Acquiring Fund fails to comply with the Rule with respect to its investment in the Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b) Any of the provisions of this Agreement notwithstanding, the Acquiring Fund represents and warrants to the Acquired Fund that it operates, and will continue to operate, in compliance with the 1940 Act, and the SEC’s rules and regulations thereunder. The Acquiring Fund agrees that the Acquired Fund is entitled to rely on the representations contained in this Agreement and that the Acquired Fund has no independent duty to monitor the Acquiring Fund’s or its investment adviser’s or, if applicable, its subadviser’s compliance with this Agreement, the 1940 Act, or the SEC’s rules and regulations thereunder.

(c) The Acquiring Fund shall provide the Acquired Fund with information regarding the amount of the Acquiring Fund’s investments in the Acquired Fund upon the Acquired Fund’s reasonable request.

(d) Notwithstanding anything herein to the contrary, to the extent the Acquiring Fund, the investment adviser to the Acquiring Fund or, if applicable, the subadviser to the Acquiring Fund has an “affiliated person” (as defined under the 1940 Act) that is: (i) a broker-dealer, (ii) a broker-dealer or bank that borrows as part of a securities lending program, or (iii) a futures commission merchant or a swap dealer, the Acquiring Fund will: (a) not make an investment in the Acquired Fund that causes the Acquiring Fund to hold 5% or more of the Acquired Fund’s total outstanding voting securities without prior approval from the Acquired Fund, and (b) notify the Acquired Fund if any investment by the Acquiring Fund that complied with (a) at the time of purchase no longer complies.

4.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

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If to the Acquiring Fund:	If to the Acquired Fund:

Northern Lights Fund Trust and Northern Lights Variable Trust

Attn: Richard Malinowski

c/o Ultimus Fund Solutions, LLC

80 Arkay Drive

Hauppauge, NY, 11788

Email: rmalinowski@ultimusfundsolutions.com

With a copy to:

Thompson Hine LLP

Attn: Legal Dept.

41 South High Street, Suite 1700

Columbus, OH 43215

Fax: 614-469-3361

Email: joann.strasser@thompsonhine.com

State Street Global Advisors

One Iron Street

Boston, MA 02210

Attn: Global Funds Management

Email: NewFoFRule@SSGA.com

With a copy to:

State Street Global Advisors

One Iron Street

Boston, MA 02210

Attn: Legal Department

Email: NewFoFRule@SSGA.com

5.	Term and Termination; Assignment; Amendment

(a) This Agreement shall be effective for the duration of the Acquired Fund’s and the Acquiring Fund’s reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated.

(b) This Agreement shall continue until terminated in writing: (i) by either party upon sixty (60) days’ notice to the other party; or (ii) in the event of a material breach of this Agreement, upon written notice to the breaching party, which may be given in the sole discretion of the non-breaching party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other. Any purported assignment of rights in violation of this Section is void.

(d) This Agreement may be amended only by a writing that is signed by each affected party.

(e) In any action involving the Acquiring Fund under this Agreement, the Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any of the other Acquiring Funds.

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(f) In any action involving the Acquired Fund under this Agreement, the Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any of the other Acquired Funds.

(g) The Acquiring Fund and the Acquired Fund may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.

6.	Indemnification

(a) Each Fund (an “Indemnifying Fund”), severally and not jointly, agrees to hold harmless, indemnify and defend each other Fund (an “Indemnitee Fund”), including any principals, directors or trustees, officers, employees and agents (“Agents”) of the Indemnitee Fund, against and from any and all losses, costs, expenses and liabilities incurred by or claims or actions (“Claims”) asserted against the Indemnitee Fund, including any of its Agents, to the extent such Claims result from a violation of any provision of this Agreement by the Indemnifying Fund or its Agents or result from any willful misfeasance, bad faith, reckless disregard or gross negligence of the Indemnifying Fund or its Agents in the performance of any of its duties or obligations hereunder. Any indemnification pursuant to this Section shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending the applicable Claims. Notwithstanding the foregoing, the Indemnifying Fund shall not be responsible for any Claim against the Indemnitee Fund or its Agents to the extent such Claim results from a violation of any provision of this Agreement by the Indemnitee Fund or its Agents or results from any willful misfeasance, bad faith, reckless disregard or gross negligence of the Indemnitee Fund or its Agents in the performance of any of its duties or obligations hereunder. This Section shall survive any termination of this Agreement.

(b) Any liability pursuant to the forgoing provision shall be several and not joint. In any action involving the parties under this Agreement, the parties agree to look solely to the individual Acquiring Fund(s) or Acquired Fund(s) that is/are involved in the matter in controversy and not to any other Acquiring Fund or Acquired Fund.

7.	Additional Funds

In the event that the Trust wishes to include one or more series in addition to those originally set forth on Schedule A (each such series a “New Fund”), the Trust shall so notify the Acquired Fund in writing, and, upon written agreement, each New Fund shall hereunder become an Acquiring Fund and Schedule A shall be amended accordingly.

8.	Severability

If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for both parties remain valid, legal and enforceable.

9.	Governing Law

(a) This Agreement shall be construed in accordance with the laws of the State of New York.

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10.	Consequential Damages

Under no circumstances will any party to this Agreement be liable to any person, including without limitation any other party to this Agreement, for any special, indirect or consequential loss or damages resulting from any act or failure to act in accordance with the provision of this Agreement, even if such party had been advised of the possibility of such loss or damages.

11.	Entire Agreement

(a) This Agreement contains the entire understanding and agreement of the parties. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same document.

(b) The execution of this Agreement shall be deemed to constitute the termination as of the Effective Date of any and all prior agreements between the Acquiring Fund and the Acquired Fund that relates to the investment by any Acquiring Fund in any Acquired Fund in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to permit investments beyond the statutory limits of Section 12(d)(1)(A) and (B) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

SPDR S&P 500 ETF TRUST

SPDR DOW JONES INDUSTRIAL AVERAGE ETF TRUST

(severally and not jointly)

By:	STATE STREET GLOBAL ADVISORS TRUST COMPANY, not in its general corporate capacity but solely as Trustee of each Acquired Fund

By: /s/ Ellen M Needham____

Name: Ellen M Needham___

Title: Senior Managing Director_____

[Remainder of page intentionally left blank; Acquiring Fund signature page follows]

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Northern Lights Fund Trust and Northern Lights Variable Trust

(each on behalf of their series listed on Schedule A, severally and not jointly)

By: /s/ Stephanie Shearer

Name: Stephanie Shearer

Title: Secretary

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SCHEDULE A

List of Acquiring Fund(s) to Which the Agreement Applies

CURRENT AND PENDING NORTHERN LIGHTS FUNDS
Northern Lights Fund Trust – 74 Funds (68 operational)
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•         13D Activist Fund (“13D”)

•         Altegris Funds:

o    Altegris Futures Evolution Fund (“Altegris Futures Evolution”)

o    Altegris/AACA Opportunistic Real Estate Fund (“Altegris Opportunistic”)

•         Astor Funds:

o    Astor Dynamic Allocation Fund (“Astor Dynamic”)

o    Astor Macro Alternative Fund (“Astor Macro”)

o    Astor Sector Allocation Fund (“Astor Sector”)

•         Athena Behavioral Tactical Fund (“Athena”)

•         Beech Hill Total Return Fund (“Beech Hill”)

•         Biondo Focus Fund (“Biondo”)

•         BTS Funds:

o    BTS Managed Income Fund (“BTS Managed”)

o    BTS Tactical Fixed Income Fund (“BTS Tactical”)

•         Changing Parameters Fund (“Changing Parameters”)

•         CMG Funds:

o    CMG Mauldin Core Fund (“CMG Mauldin”)

o    CMG Tactical All Asset Strategy Fund (“CMG All Asset”)

o    CMG Tactical Bond Fund (“CMG Bond”)

•         Donoghue Forlines Funds:

o    Donoghue Forlines Dividend Fund (“Donoghue Forlines Dividend”)

o    Donoghue Forlines Risk Managed Income Fund (“Donoghue Forlines Risk Managed”)

o    Donoghue Forlines Tactical Allocation (“Donoghue Forlines Tactical”)

o    Donoghue Forlines Tactical Income Fund (“Donoghue Forlines Income”)

o    Donoghue Forlines Momentum Fund (“Donoghue Forlines Momentum”)

•         Grant Park Multi-Alternative Strategies Fund (“Grant Park”)

•         Ladenburg Funds:

o    Ladenburg Aggressive Growth Fund (“Ladenburg Aggressive”)

o    Ladenburg Growth Fund (“Ladenburg Growth”)

o    Ladenburg Growth & Income Fund (“Ladenburg Growth & Income”)

o    Ladenburg Income Fund (“Ladenburg Income”)

o    Ladenburg Income & Growth Fund (“Ladenburg Income & Growth”)

•         Navigator Funds:

o       Navigator Equity Hedged Fund (“Navigator Equity”)

o   Navigator Tactical Fixed Income Fund (Navigator Tactical”)

o   Navigator Ultra Short Bond Fund (“Navigator Ultra”)

o   Navigator Investment Grade Bond Fund (“Navigator Investment”)

o   Navigator Tactical U.S. Allocation Fund (Navigator Allocation”)

•         Princeton Funds:

o    Deer Park Total Return Credit Fund (“Deer Park Total”)

o    Eagle MLP Strategy Fund (“Eagle”)

o    Princeton Premium Fund (“Princeton Premium”)

o    Princeton Long/Short Treasury Fund (“Princeton L/S”)

o    Princeton Alternative Premium Fund*

•         Probabilities Funds:

o    Probabilities Fund (“Probabilities”)

o    Probabilities Sector Rotation Fund (“Probabilities Sector”) *

•         PSI Strategic Growth Fund (“PSI Strategic”)

•         PFG Funds:

o    PFG Active Core Bond Strategy Fund (“PFG Active Core”)

o    PFG American Funds® Conservative Income Strategy Fund (“PFG American Conservative”)

o    PFG American Funds® Growth Strategy Fund (“PFG American Growth”)

o    PFG BNY Mellon Diversifier Strategy Fund (PFG BNY Mellon”)

o    PFG BR Equity ESG Strategy Fund, (“PFG BR Equity”)

o    PFG Fidelity Institutional AM® Equity Index Strategy Fund (“PGR Fidelity Index”)

o    PFG Fidelity Institutional AM® Equity Sector Strategy Fund (“PFG Fidelity Sector”)

o   PFG JP Morgan Tactical Aggressive Strategy Fund (“JP Morgan Aggressive”)

o   PFG JP Morgan Tactical Moderate Strategy Fund (JP Morgan Moderate”)

o             PFG Meeder Tactical Strategy Fund (“PFG Meeder”)

o   PFG MFS® Aggressive Growth Strategy Fund (“PFG MFS”)

o    PFG Tactical Income Strategy Fund (PFG Tactical”)

o             PFG Fidelity Institutional AM® Bond ESG Strategy

o             PFG Janus Henderson® Balanced Strategy

o             PFG Invesco® Thematic Equity ESG Strategy

•         Sierra Funds:

o    Sierra Tactical Core Income Fund (“Sierra Tactical Core”)

o    Sierra Tactical All Asset Fund (“Sierra Tactical”)

o    Sierra Tactical Municipal Fund (“Sierra Municipal”)

o    Sierra Tactical Bond Fund (“Sierra Bond”)

o    Sierra Tactical Risk Spectrum 30 Fund (“Sierra Tactical 30”)*

o    Sierra Tactical Risk Spectrum50 Fund (“Sierra Tactical 50”)

o    Sierra Tactical Risk Spectrum 70 Fund (“Sierra Tactical 70”)*

•         Toews Funds:

o    Toews Agility Shares Dynamic Tactical Income ETF (“Agility Dynamic”)

o    Toews Agility Shares Managed Risk Equity ETF (“Agility Managed”)

o    Agility Shares Put Write Enhance Equity ETF (“Agility Put Write”) *

o    Agility Shares Tactical Core Fixed Income ETF (“Agility Tactical”) *

o    Toews Tactical Defensive Alpha Fund (‘Toews Defensive”)

o    Toews Tactical Income Fund (“Toews Income”)

o    Toews Hedged U.S. Fund (“Toews Hedged U.S.”)

o    Toews Hedged Oceana Fund (“Toews Oceana”)

o    Toews Hedged U.S. Opportunity Fund (“Toews Opportunity”)

o    Toews Unconstrained Income Fund (“Toews Unconstrained”)

•         TransWestern Institutional Short Duration Government Bond Fund (“TransWestern”)

•         Zeo Funds:

o     Zeo Short Duration Income Fund (“Zeo Short”)

o     Zeo Sustainable Credit Fund (“Zeo Sustainable”)

Northern Lights Variable Trust – 20 Portfolios (15 operational)

•         7Twelve Balanced Portfolio (“7Twelve”)

•         Astor Funds:

o   Astor Long/Short ETF Portfolio* (“Astor VIT”)

o   Astor Macro Alternative Portfolio* (Astor Macro VIT”)

•         BTS Tactical Fixed Income VIT Fund (“BTS Tactical VIT”)

•         Donoghue Forlines Portfolios:

  Donoghue Forlines Dividend VIT Fund (“Dividend VIT”)
  Donoghue Forlines Momentum VIT Fund (“Momentum VIT”)

•         Probabilities VIT Fund (“Probabilities VIT”)

•         TOPS® Portfolios:

o    TOPS® Aggressive Growth ETF Portfolio (“TOPS Aggressive”)

o    TOPS® Balanced ETF Portfolio (“TOPS Balanced”)

o    TOPS® Conservative ETF Portfolio (“TOPS Conservative”)

o    TOPS® Global Target Range TM Fund (“TOPS Global”)

o    TOPS® Growth ETF Portfolio (“TOPS Growth”)

  TOPS® Hedged Equity Conservative Growth ETF Portfolio (“TOPS Hedged Conservative”) *

o    TOPS®F Hedged Equity Growth ETF Portfolio (“TOPS Hedged Growth”) *

o    TOPS® Hedged Equity Moderate Growth ETF Portfolio * (“TOPs Hedged Moderate”)

o    TOPS® Managed Risk Balanced ETF Portfolio (“TOPS Risk Balanced”)

o    TOPS® Managed Risk Growth ETF Portfolio (“TOPS Risk Growth”)

o    TOPS® Managed Risk Moderate Growth ETF Portfolio (“TOPS Risk ETF”)

o    TOPS® Managed Risk Flex ETF Portfolio (“TOPS Risk Flex”)

o    TOPS® Moderate Growth ETF Portfolio (“TOPS Moderate”)

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* Fund not operational as of November 30, 2021